Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF OHIO

WESTERN DIVISION

PATRICK NICHTING,	:	Consolidated Case No. 3:11-cv-141
Individually And On Behalf Of All Others	:
Similarly Situated,	:	Judge Timothy S. Black
:
Plaintiff,	:
:
- v. -	:
:
DPL INC., et al.,	:
:
Defendants.	:

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“Memorandum”) is entered into as of July 29, 2011, by and among the parties and through their respective counsel to the action captioned Nichting v. DPL Inc., et al., Consolidated Case No. 3:11-CV-141, which is pending in the United States District Court for the Southern District of Ohio, Western Division (the “Court”).

WHEREAS:

A.            On April 20, 2011, DPL Inc. (“DPL” or the “Company”) announced that it had signed a merger agreement (the “Merger Agreement”) with The AES Corporation (“AES”) and its wholly-owned subsidiary, Dolphin Sub, Inc. (“Dolphin”).  Under the terms of the Merger Agreement, subject to satisfaction of certain closing conditions, including a vote in favor of the Merger by two-thirds of the outstanding shares of DPL stock, Dolphin will be merged with and into DPL with DPL continuing as the surviving corporation (the “Merger”).

B.            Under the Merger Agreement, holders of DPL common stock will be entitled to receive, in exchange for each share of DPL common stock they own immediately prior to the effective time of the Merger, $30.00 in cash.

C.            On April 21, 2011, a putative shareholder class action lawsuit, captioned Heinmullter v. DPL Inc., et al., Case No. 2011 CV 02969, was filed in the Court of Common Pleas of Montgomery County, Ohio, against DPL, DPL’s board of directors, AES and Dolphin (the “Heinmullter Complaint”).  It alleges, among other things, that the consideration to be paid to DPL’s shareholders is inadequate and that the defendants breached and/or aided and abetted breaches of fiduciary duties in connection with the proposed Merger.  The Heinmullter Complaint seeks, among other things, to enjoin the consummation of the proposed transaction.

D.            On April 25, 2011, a putative shareholder derivative and class action lawsuit, captioned Austren Trust v. Barbas, et al., Case No. 2011 CV 03027, was filed in the Court of Common Pleas of Montgomery County, Ohio, against DPL, DPL’s board of directors, and AES (the “Austren Trust Complaint”).  It alleges, among other things, that the consideration to be paid to DPL’s shareholders is inadequate and that the defendants breached and/or aided and abetted breaches of fiduciary duties in connection with the proposed Merger.  The Austren Trust Complaint seeks, among other things, to enjoin the consummation of the proposed transaction.

E.             On April 26, 2011, a putative shareholder derivative and class action lawsuit, captioned Kubiak v. Barbas, et al., Case No. 3:11-cv-141, was filed in the U.S. District Court for the Southern District of Ohio against DPL, DPL’s board of directors, AES and Dolphin (the “Kubiak Complaint”).  It alleged, among other things, that the consideration to be paid to DPL’s shareholders is inadequate and that the defendants breached and/or aided and abetted breaches of fiduciary duties in connection with the proposed Merger.  The Kubiak Complaint sought, among other things, to enjoin the consummation of the proposed transaction.

F.             On April 26, 2011, a putative shareholder derivative and class action lawsuit, captioned Meyr v. Barbas, et al., Case No. 2011 CV 03055, was filed in the Court of Common Pleas of Montgomery County, Ohio, against DPL, DPL’s board of directors, AES and Dolphin (the “Meyr Complaint”).  It alleged, among other things, that the consideration to be paid to DPL’s shareholders is inadequate and that the defendants breached and/or aided and abetted breaches of fiduciary duties in connection with the proposed Merger.  The Meyr Complaint sought, among other things, to enjoin the consummation of the proposed transaction.  On May 31, 2011, the Court of Common Pleas of Montgomery County, Ohio entered an order granting the Meyr plaintiff’s motion to approve the dismissal without prejudice of the Meyr action.

G.            On April 27, 2011, a putative shareholder derivative and class action lawsuit, captioned Strobhar v. Barbas, et al., Case No. 2011 CV 03089, was filed in the Court of Common Pleas of Montgomery County, Ohio, against DPL, DPL’s board of directors, and AES (the “Strobhar Complaint”).  It alleges, among other things, that the consideration to be paid to DPL’s shareholders is inadequate and that the defendants breached and/or aided and abetted breaches of fiduciary duties in connection with the proposed Merger.  The Strobhar Complaint sought, among other things, to enjoin the consummation of the proposed transaction.

H.            On April 27, 2011, a putative shareholder class action lawsuit, captioned Paskowitz v. Barbas et al., Case No. 2011 CV 03103 was filed in the Court of Common Pleas of Montgomery County, Ohio, against DPL, DPL’s board of directors, AES and Dolphin (the “Paskowitz Complaint”).  It alleges, among other things, that the consideration to be paid to DPL’s shareholders is inadequate and that the defendants breached and/or aided and abetted breaches of fiduciary duties in connection with the proposed Merger.  The Paskowitz Complaint seeks, among other things, to enjoin the consummation of the proposed transaction.

I.              On April 28, 2011, a putative shareholder class action lawsuit, captioned Payne Family Trust v. DPL Inc., et al., Case No. 2011 CV 03142, was filed in the Court of Common Pleas of Montgomery County, Ohio, against DPL and DPL’s board of directors (the “Payne Family Trust Complaint”).  It alleges, among other things, that the consideration to be paid to DPL’s shareholders is inadequate and that the defendants breached and/or aided and abetted breaches of fiduciary duties in connection with the proposed Merger.  The Payne Family Trust Complaint seeks, among other things, to enjoin the consummation of the proposed transaction.

J.             On May 4, 2011, a putative shareholder derivative and class action lawsuit, captioned Nichting v. DPL Inc., et al., Case No. 3:11-cv-148, was filed in the U.S. District Court for the Southern District of Ohio against DPL, members of DPL’s board of directors, AES and Dolphin (the “Nichting Complaint).  It alleged, among other things, that the consideration to be paid to DPL’s shareholders is inadequate and that the defendants breached and/or aided and abetted breaches of fiduciary duties in connection with the proposed Merger.  The Nichting Complaint sought, among other things, to enjoin the consummation of the proposed transaction.

K.            On May 6, 2011, a putative shareholder class action lawsuit, captioned Mahaffey v. Barbas, et al., 2011 CV 03344, was filed in the Court of Common Pleas of Montgomery County, Ohio, against DPL, DPL’s board of directors, AES and Dolphin (the “Mahaffey Complaint”). It alleged, among other things, that the consideration to be paid to DPL’s shareholders is inadequate and that the defendants breached and/or aided and abetted breaches of fiduciary duties in connection with the proposed Merger.  The Mahaffey Complaint sought, among other things, to enjoin the consummation of the proposed transaction.  On June 24, 2011, the Mahaffey plaintiffs filed a notice of voluntary dismissal of the action, without prejudice.

L.             On May 10, 2011, a putative shareholder derivative and class action lawsuit, captioned Hime v. Barbas, et al., 2011 CV 03402, was filed in the Court of Common Pleas of Montgomery County, Ohio, against DPL, DPL’s board of directors, and AES (the “Hime Complaint”).  It alleges, among other things, that the consideration to be paid to DPL’s shareholders is inadequate and that the defendants breached and/or aided and abetted breaches of fiduciary duties in connection with the proposed Merger.  The Hime Complaint seeks, among other things, to enjoin the consummation of the proposed transaction.

M.           On May 20, 2011, a putative shareholder class action lawsuit, captioned Holtmann v. DPL Inc., et al., Case No. 3:11-cv-173, was filed in the U.S. District Court for the Southern District of Ohio against DPL, DPL’s board of directors, AES and Dolphin (the “Holtmann Complaint”).  It alleged, among other things, that the consideration to be paid to DPL’s shareholders is inadequate and that the defendants breached and/or aided and abetted breaches of fiduciary duties in connection with the proposed Merger.  The Holtmann Complaint sought, among other things, to enjoin the consummation of the proposed transaction.

N.            On May 24, 2011, a putative shareholder derivative and class action lawsuit, captioned Levy v. Barbas, et al., Case No. 2011 CV 03740, was filed in the Court of Common Pleas of Montgomery County, Ohio, against DPL, DPL’s board of directors, AES and Dolphin (the “Levy Complaint,” and together with the Heinmullter Complaint, the Austren Trust Complaint, the Meyr Complaint, the Hime Complaint, the Mahaffey Complaint, the Payne Family Trust Complaint, the Paskowitz Complaint, and the Strobhar Complaint, the “State Court Complaints”).  The Levy Complaint alleges, among other things, that the consideration to be paid to DPL’s shareholders is inadequate and that the defendants breached and/or aided and abetted breaches of fiduciary duties in connection with the proposed Merger.  The Levy Complaint seeks, among other things, to enjoin the consummation of the proposed transaction.

O.            On June 1, 2011, DPL and its directors filed a motion to dismiss the Kubiak Complaint.

P.             On June 13, 2011, the Court entered an Order of Consolidation that consolidated the Kubiak, Nichting and Holtmann actions for all purposes under Case Number 3:11-cv-141 (the “Action”).

Q.            On June 14, 2011, the Court entered an Order Appointing Lead and Liaison Counsel, in which it appointed Faruqi & Faruqi, LLP and Shepherd, Finkelman, Miller & Shah, LLP as Co-Lead Counsel and the Law Offices of John C. Camillus as Liaison Counsel for the Action.

R.            On June 22, 2011, DPL filed with the United States Securities and Exchange Commission (the “SEC”) a preliminary proxy statement concerning the Merger (the “Preliminary Proxy”).

S.             On June 30, 2011, plaintiffs in the Action (“Plaintiffs”) filed with the Court an Amended and Consolidated Class Action and Derivative Complaint for Breach of Fiduciary Duty and Individual Claims for Violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “Amended Complaint”) against defendants Paul Barbas, Glenn E. Harder, Robert D. Biggs, Lester L. Lyles, Ned J. Sifferlen, Barbara S. Graham, Frank F. Gallaher, and Pamela B. Morris (collectively the “Individual Defendants”), as well as DPL, AES and Dolphin (together with the Individual Defendants, the “Defendants”).  The Amended Complaint alleges that the Merger Agreement resulted from a deficient sale process; the purchase price per share is inadequate; the Merger Agreement contains onerous provisions that prevented other competing offers for DPL; the Individual Defendants breached their fiduciary duties to DPL and its shareholders by agreeing to the Merger Agreement; the Individual Defendants breached their fiduciary duties to DPL shareholders by making material omissions in the Preliminary Proxy; DPL, AES and Dolphin aided and abetted these alleged breaches of fiduciary duties; DPL and the Individual Defendants made material omissions in the Preliminary Proxy in violation of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”); and the Individual Defendants are liable as control persons of DPL under Section 20(a) of the Exchange Act. The Amended Complaint seeks among other things, to enjoin the consummation of the proposed transaction.

T.            On July 5, 2011, Plaintiffs filed with the Court a Motion for Expedited Discovery.

U.            On July 6, 2011, Plaintiffs filed with the Court a Motion for Preliminary Injunction of the shareholder vote on the Merger.

V.            On July 6, 2011, AES and Dolphin filed a motion to dismiss the Amended Complaint and on July 8, 2011, DPL and the Individual Defendants filed a motion to dismiss the Amended Complaint.

W.           On July 8, 2011, the Court held telephonic oral argument concerning Plaintiffs’ Motion for Expedited Discovery.

X.            On July 15, 2011, the Court issued a ruling granting in part and denying in part Plaintiffs’ Motion for Expedited Discovery and ordered Defendants to produce limited discovery, including 2 deponents for depositions.

Y.            On July 21, 2011, subject to a confidentiality agreement, DPL produced documents to Plaintiffs pursuant to the Court’s Order Granting in Part, Plaintiff’s Motion to Expedite Discovery.

Z.            On July 26, 2011, Plaintiffs conducted the deposition of a representative of DPL.

AA.        On July 28, 2011, Plaintiffs conducted the deposition of a representative of UBS Securities LLC, DPL’s financial advisor in connection with the Merger.

BB.          On July 28, 2011, Plaintiffs filed an opposition to defendants’ motions to dismiss.

CC.          Commencing in mid-July 2011, counsel for the respective parties began good faith discussions about a possible resolution to the Action.  Thereafter, counsel for the parties reached an oral agreement-in-principle regarding the settlement of the Action, which resulted in an agreement to include certain additional disclosures in the definitive proxy statement concerning the Merger that DPL will mail to the Company’s shareholders to solicit their vote in favor of the Merger and file with the SEC (the “Definitive Proxy”).  Because counsel for the parties have concluded that the terms contained in this Memorandum are fair and adequate to both the Company and its shareholders, and that it is reasonable to pursue a settlement of the Action based upon the procedures, the substantial benefits and the protections outlined herein, the parties document their agreement-in-principle in this Memorandum.

NOW, THEREFORE, the parties to the Action have reached an agreement-in-principle providing for the settlement of the Action on the terms and subject to the conditions set forth below (the “Settlement”):

1.             The purpose of this Memorandum is to set forth the agreement-in-principle of the parties to the Action with respect to the matters addressed below.

2.             As a result of the Action and, among other things, arm’s length discussions between and among the parties to the Action and in consideration for the full settlement and release of all Settled Claims (as defined below), the parties to the Action agreed that the Definitive Proxy will include the disclosures set forth in Exhibit A annexed hereto, which were not included in the Preliminary Proxy.  The parties agree that neither Plaintiffs nor Plaintiffs’ counsel shall seek additional disclosures as a condition of settlement.

3.             The parties shall work in good faith to complete reasonable and appropriate confirmatory discovery as agreed to by the parties’ respective counsel prior to any shareholder vote on the Merger and thereafter to enter into and file with the Court a stipulation of settlement and such other related documentation (collectively, the “Settlement Agreement”) as may be necessary and appropriate to obtain prompt approval by the Court and the dismissal of the Action with prejudice, all as contemplated herein.  Pending the negotiation and execution of the Settlement Agreement, all proceedings in the Action, except for settlement-related proceedings pursuant to this Memorandum, shall be suspended.  The Settlement Agreement shall provide for the release and/or resolution of all Merger-related litigation, and, among other things, it shall expressly provide as follows:

(a)           for the conditional certification of the Action, for settlement purposes only, as a consolidated non-opt-out class action pursuant to Rule 23 of the Federal Rules of Civil Procedure on behalf of the Company as nominal plaintiff and on behalf of a class consisting of all record and beneficial holders of common stock of the Company (excluding defendants in the Action, their immediate families and their affiliates) for the period from and including April 19, 2011, through and including the effective date of the Merger, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them, and each of them (the “Class”);

(b)           for the complete discharge, dismissal with prejudice, settlement and release of, and an injunction barring to the maximum extent permitted under law any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, costs, expenses, interest, obligations, judgments, suits, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, apparent or unapparent, whether arising under federal, state, or foreign constitution, statute, regulation, ordinance, contract, tort, common law, equity, or otherwise, that have been, could have been, or in the future can or might be asserted in the Action or in any other court, tribunal or proceeding (including, but not limited to, any and all claims asserted in the State Court Complaints and any other claims relating to alleged fraud, breach of any duty, negligence or violations of the federal or state securities laws) by or on behalf of Plaintiffs and any and all of the members of the Class and their respective successors and assigns (collectively, the “Releasing Persons”), whether individual, class, derivative, representative, legal, equitable or of any other type or asserted in any other capacity against any and all Defendants, and/or any of their respective direct and indirect, past, present, and future, families, associates, parent entities, subsidiaries, affiliates, divisions, related entities, general or limited partners or partnerships, joint venturers or joint ventures, limited liability companies, members, officers, directors, shareholders, investors, representatives, employees, attorneys, financial or investment advisors, consultants, insurers, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, brokers, dealers, engineers, advisors, agents, heirs, executors, trustees, trustors, personal representatives, estates, administrators, predecessors, successors and assigns (collectively, the “Released Persons”) which Plaintiffs or any of the other Releasing Persons ever had, now have, or hereafter can, shall or may have by reason of, arising out of, relating to or in connection with the facts, events, transactions, acts, matters, occurrences, statements, representations, alleged misrepresentations, alleged omissions or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to the allegations that have been or could have been asserted in the Action, the deliberations and decision-making process of DPL’s board of directors, the price offered in relation to the Merger, the Merger, or the Merger Agreement, or any disclosures made in connection with any of the foregoing (including the adequacy and completeness of such disclosures) (collectively, the “Settled Claims”) except for claims to enforce the Settlement, which are expressly excluded from the Settled Claims;

(c)           that the release contemplated by the Settlement extends to claims that Plaintiffs, for themselves and on behalf of the Class, the Company and its shareholders, and AES and Dolphin, do not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into the release.  The Releasing Persons shall be deemed to waive any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, principle of common law or equity, or any other law or principle, which governs or limits a person’s release of unknown claims.  The Releasing Persons shall be deemed to relinquish, to the full extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Releasing Persons also shall be deemed to waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, principle of common law, or any other law or principle, which is similar, comparable or equivalent to California Civil Code § 1542.  Plaintiffs, for themselves and on behalf of the Class, the Company and its shareholders, acknowledge that members of the Class and/or other Company shareholders may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention, as Plaintiffs and on behalf of the Class, the Company and its shareholders, and AES and Dolphin, to fully, finally and forever settle and release any and all claims released hereby known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts;

(d)           that the releases contemplated by the Settlement extend to any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, foreign, international, statutory or common law or any other law, rule or regulation, including both known claims and unknown claims, that have been or could have been asserted in the Action or any other court by any of the Defendants or their respective successors and assigns against Plaintiffs, any Class Members, DPL shareholders or their attorneys (except for claims to enforce the Settlement);

(e)           that Defendants in the Action have denied, and continue to deny, that any of them has committed or has threatened to commit any wrongdoing, violation of law or breach of duty to Plaintiffs in the Action, the Class, DPL, or anyone and expressly maintain that they diligently and scrupulously complied with their fiduciary and/or other legal duties;

(f)            that Defendants in the Action are entering into the Settlement Agreement solely because the proposed Settlement would eliminate the distraction, burden and expense of further litigation;

(g)           for a covenant by each member of the Class not to sue, and a bar against each member of the Class from suing, any Defendant or any other Released Person for any Settled Claim;

(h)           subject to the Order of the Court, pending final determination of whether the Settlement provided for in the Settlement Agreement should be approved and confirmatory discovery pursuant to paragraph 3 hereof, that Plaintiffs and all members of the Class, or any of them, are barred and enjoined to the maximum extent permitted under law from commencing, pursuing, prosecuting, instigating or in any way participating in the commencement, pursuit or prosecution of any action asserting any Settled Claims against any of the Released Persons; and

(i)            that Defendants shall have the right to withdraw from the Settlement in the event that any injunction precluding the consummation of the Merger is entered by any other court, tribunal, or proceeding.

4.             Through their respective counsel, the parties to the Action agree: (i) to use their best efforts to pursue the Settlement in as expeditious and comprehensive a manner as possible; and (ii) to cooperate in preparing any and all papers necessary to define, pursue and effectuate the Settlement within thirty (30) days after completion of the confirmatory discovery contemplated in paragraph 3 above.

5.             Pending negotiation, execution and Court approval of the Settlement Agreement and Settlement, Plaintiffs agree to stay the proceedings in the Action and to stay and not to initiate any and all other proceedings regarding the Merger or any Settled Claim, other than those incident to the Settlement itself.  The parties also agree to use their best efforts to prevent, stay or seek dismissal of or oppose entry of any interim or final relief in favor of any member of the Class in any other litigation against any of the parties to this Memorandum that challenges the Settlement, the Merger or otherwise involves a Settled Claim.  The parties’ obligation in this respect shall include, without limitation, notification to the Court of Common Pleas of Montgomery County, Ohio of the parties’ agreement-in-principle to settle the Action and release all claims of the Class, including but not limited to those claims asserted in the Action and the State Court Complaints, on the terms and conditions outlined herein.

6.             This Memorandum and the Settlement described herein shall not be legally binding upon any party unless and until the Stipulation is executed by all of the parties to the Action.  In addition to the foregoing, the Settlement contemplated by this Memorandum is subject to and expressly conditioned upon:

(a)           Completion of confirmatory discovery as described in paragraph 3;

(b)           the execution of a formal Settlement Agreement (and such other documentation as may be required to obtain final approval by the Court of the Settlement) by counsel for the parties to the Action that contains the conditions and provisions described in paragraph 3;

(c)           the consummation of the Merger;

(d)           certification of the non-opt-out Class defined above and final approval by the Court of the Settlement;

(e)           entry by the Court of a final order and judgment containing the class-wide releases set forth above and dismissing the Action with prejudice and without awarding costs to any party (except as provided herein);

(f)            the exhaustion of any appeals relating to any judgment or order by the Court approving, implementing or otherwise relating to the Settlement.

7.             This Memorandum shall be null and void and of no force and effect should any of the conditions set forth herein not be met or should Plaintiffs’ counsel determine in good faith that, based upon facts learned subsequent to the execution of this Memorandum and that could not have been learned prior to the execution of this Memorandum, the proposed Settlement is not fair, reasonable and adequate; in such event, this Memorandum shall not be deemed to prejudice in any way the positions of the parties with respect to the Action nor to entitle any party to the recovery of costs and expenses incurred to implement this Memorandum.  In the event the Settlement does not become final for any reason, Defendants reserve the right to oppose certification of any class in future proceedings and to assert any and all other defenses available to them in the Action.  Further, in the event the Settlement does not become final for any reason, neither the existence of this Memorandum nor its contents shall be admissible in evidence or shall be referred to for any purpose in this litigation or in any other litigation or proceeding.

8.             The Effective Date of the Settlement shall be the date on which the order of the Court approving the Settlement becomes final and no longer subject to further appeal or review, whether by exhaustion of any possible appeal, lapse of time or otherwise.

9.             Plaintiffs and their counsel intend to apply to the Court for an award of reasonable attorneys’ fees and expenses.  The Company shall pay any fee or expense award within five (5) business days after the final order and judgment approving the settlement that includes an award of attorneys’ fees and/or expenses, if any, is no longer subject to appeal or review, whether by exhaustion or waiver of any possible appeal, lapse of time or otherwise.  Other than as set forth in this paragraph, Defendants shall have no obligation to pay or reimburse any fees, expenses, costs, or damages alleged or incurred by Plaintiffs, by any member of the Class, by any other Releasing Persons, or by any of their attorneys, experts, advisors, or representatives with respect to the Settled Claims.

10.           Plaintiffs’ counsel warrant that no portion of any fees and expenses awarded by the Court to Plaintiffs’ counsel shall be paid to any named Plaintiff or any member of the Class unless Court approved.

11.           The provisions contained in this Memorandum shall not be deemed a presumption, concession or an admission by any Defendant of any fault, liability or wrongdoing as to any facts or claims alleged or asserted in the Action, or any other actions or proceedings, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence, referred to for any purpose in this litigation or in any other litigation or proceeding, or otherwise used by any person in the Action, or in any other action or proceeding, whether civil, criminal or administrative, except in connection with any proceeding to enforce the terms of the Settlement.

12.           DPL or its successor(s) in interest shall pay the costs and expenses related to providing notice of the Settlement to the Class, as well as any costs and expenses related to the administration of the Settlement.

13.           This Memorandum and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to conflict of laws principles.

14.           This Memorandum will be executed by counsel for the parties to the Action, each of whom represents and warrants that they have the authority from their clients and co-counsel to enter into this Memorandum.  This Memorandum may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

15.           Plaintiffs and their counsel represent and warrant that Plaintiffs are shareholders of the Company with standing to assert the claims set forth in the complaints filed in the Action, and that none of Plaintiffs’ claims or causes of action referred to in the Action or this Memorandum have been assigned, encumbered or in any manner transferred in whole or in part.

16.           This Memorandum shall be binding upon and shall inure to the benefit of the parties and their respective agents, successors, executors, heirs and assigns.

17.           Each of the attorneys executing this Memorandum has been duly empowered and authorized by his/her respective client(s) to do so.

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IN WITNESS WHEREOF, the parties have executed this Memorandum effective as of the date set forth above.

John C. Camillus

Law Offices of John C. Camillus, LLC

PO Box 141410

Columbus, OH  43214

Tel:  614-558-7254

Jcamillus@camilluslaw.com

Juan E. Monteverde

Faruqi & Faruqi, LLP

369 Lexington Avenue, 10th Fl.

New York, NY 10017

Tel:  212-983-9330

jmonteverde@faruqilaw.com

Scott R. Shepherd

Natalie Finkelman Bennett

Shepherd, Finkelman, Miller & Shah, LLP

35 East State Street

Media, PA 19063

Telephone: (610) 891-9880

sshepherd@sfmslaw.com

nfinkelman@sfmslaw.com

Jayne A. Goldstein

Nathan C. Zipperian

Shepherd, Finkelman, Miller & Shah, LLP

1640 Town Center Circle, Suite 216

Weston, FL 33326

Telephone: (954) 515-0123

Facsimile: (954) 515-0124

jgoldstein@sfmslaw.com

nzipperian@sfmslaw.com

Counsel for Plaintiffs

Charles J. Faruki

Thomas R. Kraemer

Faruki Ireland & Cox PLL

500 Courthouse Plaza, SW

10 N Ludlow Street

Dayton, OH  45402-1818

Tel:  937-227-3705

cfaruki@ficlaw.com

tkraemer@ficlaw.com

Gregory A. Markel

Amanda Kosowsky

Cadwalader Wickersham & Taft LLP

One World Financial Center

New York, NY  10281

Tel:  212-504-6000

greg.markel@cwt.com

amanda.kosowsky@cwt.com

Counsel for DPL Inc., Paul Barbas, Paul R. Bishop, Glenn E. Harder, Robert D. Biggs, Lester L. Lyles, Ned J. Sifferlen, Barbara S. Graham, Frank F. Gallaher, and Pamela B. Morris

William G. Porter, II

Rodney A. Holaday

VORYS, SATER, SEYMOUR AND PEASE LLP

52 East Gay Street

P.O. Box 1008

Columbus, Ohio  43216-1008

Tel.:  (614) 464-6400

wgporter@vorys.com

raholaday@vorys.com

Edward P. Welch

Robert S. Saunders

Ronald N. Brown, III

SKADDEN, ARPS, SLATE,
MEAGHER & FLOM LLP

One Rodney Square

P.O. Box 636

Wilmington, Delaware  19899-0636

Tel.:  (302) 651-3000

Email:  Edward.Welch@skadden.com

Email:  Rob.Saunders@skadden.com

Email:   Ron.Brown@skadden.com

Counsel for The AES Corporation and Dolphin Sub, Inc.

EXHIBIT A

The blacklined text below reflects additional disclosures that will be included in DPL Inc.’s Definitive Proxy Statement soliciting votes in favor of its proposed merger with The AES Corporation and Dolphin Sub, Inc. (the “Definitive Proxy”).  The blacklined text will supplement the disclosures in the Preliminary Proxy that DPL Inc. filed with the Securities and Exchange Commission on June 22, 2011.

The following disclosures will be included in the section of the Definitive Proxy captioned “Opinion of DPL’s Financial Advisor”:

Discounted Cash Flow Analysis.  UBS performed a discounted cash flow analysis of DPL utilizing financial forecasts and estimates relating to DPL prepared by DPL’s management, referred to as the base case, and certain sensitivities to the assumptions reflected in the financial forecasts and estimates for DPL’s terminal year relating to long-term capacity and energy pricing, referred to as the sensitivity case.  UBS calculated a range of implied present values (as of December 31, 2010) of the standalone unlevered, after-tax free cash flows (i.e., EBITDA less tax depreciation and amortization, less cash taxes at an assumed rate of 35%, plus tax depreciation and amortization, less capital expenditures and less increases or plus decreases in working capital) that DPL was forecasted to generate for fiscal years ending December 31, 2011 through 2014 and of terminal values for DPL based on DPL’s estimated EBITDA for the fiscal year ending December 31, 2014 under both the base case and the sensitivity case.

The following disclosures will be included in the section of the Definitive Proxy captioned “Certain Financial Projections”:

The following is a summary of certain forecasted financial data from the financial projections prepared by management of the Company and provided to AES and its advisors as well as the Board and the Company’s advisors.

DPL Inc. Forecasts

	Projected Fiscal Year				2014
	2011	2012	2013	2014	Sensitivity(6)
	(in millions, except per share amounts)
EBITDA(1)	$618.7	$574.0	$564.6	$584.2	$638.3
Net Income from Ongoing Operations(2)	$270.5	$235.9	$225.2	$234.5	$269.3
Diluted EPS from Ongoing Operations(3)	$2.37	$2.11	$2.06	$2.17	$2.49
Average Diluted Shares Outstanding	114.1	111.7	109.4	108.2	108.2
Free Cash Flow(4) (5)	$4.7	$(7.7)	$62.7	$71.8	$108.6

	Projected Fiscal Year				2014
	2011	2012	2013	2014	Sensitivity
	(in millions, except per share amounts)
(1) GAAP to Non-GAAP EBITDA Reconciliation
Net income (GAAP)	$260.4	$235.9	$225.2	$234.5	$269.3
Plus: Income tax expense	132.6	126.4	120.5	125.7	145.0
Plus: Net interest expense (net of interest income)	81.2	59.1	60.1	60.3	60.3
Plus: Depreciation and amortization	144.5	152.6	158.8	163.7	163.7
EBITDA (non-GAAP)	$618.7	$574.0	$564.6	$584.2	$638.3

	2011	2012	2013	2014
(2) GAAP to Non-GAAP Net Income Reconciliation
Net income (GAAP)	$260.4	$235.9	$225.2	$234.5	$269.3
Plus: Debt purchase premium and write-off	10.1	—	—	—	—
Net income from Ongoing Operations (non-GAAP)	$270.5	$235.9	$225.2	$234.5	$269.3

(3) GAAP to Non-GAAP Diluted EPS Reconciliation
Diluted EPS (GAAP)	$2.28	$2.11	$2.06	$2.17	$2.49
Plus: Debt purchase premium and write-off	0.09	—	—	—	—
Diluted EPS from Ongoing Operations (non-GAAP)	$2.37	$2.11	$2.06	$2.17	$2.49

(4) Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (Non-GAAP) Reconciliation
Net Cash Provided by Operating Activities (GAAP)	$468.6	$400.5	$388.6	$425.9	$462.7
Less: Capital Expenditures	(312.2)	(259.8)	(180.5)	(210.2)	(210.2)
Less: Dividend Payout	(151.7)	(148.4)	(145.4)	(143.9)	(143.9)
Free Cash Flow (non-GAAP)	$4.7	$(7.7)	$62.7	$71.8	$108.6

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(5) Free cash flow as forecasted by DPL management was prepared on a leveraged basis and reflects interest expense and therefore is distinguished from the unlevered free cash flow calculation described below and used in the Discounted Cash Flow Analysis described under the caption “Opinion of DPL’s Financial Advisor” beginning on page 34.

(6) The information provided above in the 2014 Sensitivity column of the financial projections prepared by management of the Company was not provided to AES and its advisors.

The following is a summary of the projected unlevered free cash flows calculated by UBS from certain information provided by DPL management and used in the Discounted Cash Flow Analysis described under the caption “Opinion of DPL’s Financial Advisor” beginning on page 34.  Amounts in the columns below may not sum due to rounding.

					Base	Sensitivity
					Case	Case
	Projected Fiscal Year				Terminal	Terminal
	2011	2012	2013	2014	Year	Year
	(in millions)
Unlevered Free Cash Flow	$208.3	$191.9	$260.2	$298.1	$243.1	$278.2

					Base	Sensitivity
					Case	Case
	Projected Fiscal Year				Terminal	Terminal
	2011	2012	2013	2014	Year	Year
	(in millions)
EBITDA (Non-GAAP) to Unlevered Free Cash Flow (Non-GAAP) Reconciliation
EBITDA (non-GAAP)	$618.7	$574.0	$564.6	$584.2	$584.2	$638.3
Less: Tax Depreciation and amortization	(413.3)	(196.9)	(196.0)	(163.7)	(210.2)	(210.2)
Taxable EBIT (non-GAAP)	$205.4	$377.2	$368.7	$420.5	$373.9	$428.0
Less: Taxes @ an assumed rate of 35%	(71.9)	(132.0)	(129.0)	(147.2)	(130.9)	(149.8)
Plus: Tax Depreciation and amortization	413.3	196.9	196.0	163.7	210.2	210.2
Less: Capital Expenditures	(312.2)	(259.8)	(180.5)	(210.2)	(210.2)	(210.2)
Less: Decreases (Increases) in Working Capital	(26.4)	9.7	5.2	71.4	—	—
Unlevered Free Cash Flow (non-GAAP)	$208.3	$191.9	$260.2	$298.1	$243.1	$278.2

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